UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): July 11, 2008
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 11, 2008, Lime Energy (the “Company”) entered into an agreement with Richard Kiphart, the Company’s chairman and largest individual investor, whereby Mr. Kiphart agreed to cause the issuance of certain letters of credit in an amount not to exceed $10 million, to support the issuance of surety bonds required under certain customer contracts (the “Letters of Credit”). The obligation to continue to provide support for new Letters of Credit will continue until the earlier of July 10, 2009 or the date on which the Company completes an offering of at least $20 million. The Company has agreed to pay Mr. Kiphart a fee equal to 3-5/8% per annum on the average outstanding balance on Letters of Credit, or $300,000, whichever is greater. In addition, the Company has agreed to indemnify Mr. Kiphart for any claims under the Letters of Credit.
     The description of the Letter of Credit Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Letter of Credit Agreement, which is attached as exhibit 10.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1	Letter of Credit Agreement
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:
Dated: July 15, 2008	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer